                                                                     EXHIBIT 3.2

================================================================================

                                     BYLAWS

                                       OF

                                 AMERIPATH, INC.

                               ------------------

                       Incorporated under the Laws of the

                               State of Delaware

                               ------------------

                                      As of
                                 March 27, 2003

================================================================================

                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
ARTICLE I    OFFICES............................................................1

ARTICLE II   MEETINGS OF STOCKHOLDERS...........................................1

    Section 1 Place of Meetings.................................................1
    Section 2 Annual Meeting ...................................................1
    Section 3 Special Meetings..................................................1
    Section 4 Notice of Meetings................................................2
    Section 5 List of Stockholders..............................................2
    Section 6 Quorum............................................................2
    Section 7 Voting............................................................2
    Section 8 Proxies...........................................................3
    Section 9 Action Without a Meeting..........................................3

ARTICLE III  BOARD OF DIRECTORS.................................................3

    Section 1 Powers............................................................3
    Section 2 Election and Term.................................................3
    Section 3 Number............................................................4
    Section 4 Quorum and Manner of Acting.......................................4
    Section 5 Organization Meeting..............................................4
    Section 6 Regular Meetings..................................................4
    Section 7 Special Meetings; Notice..........................................4
    Section 8 Removal of Directors..............................................5
    Section 9 Resignations......................................................5
    Section 10 Vacancies........................................................5
    Section 11 Action Without a Meeting.........................................5
    Section 12 Telephonic Participation in Meetings.............................5
    Section 13 Committees.......................................................5

ARTICLE IV   OFFICERS...........................................................6

    Section 1 Principal Officers................................................6
    Section 2 Election and Term of Office.......................................6
    Section 3 Other Officers....................................................6
    Section 4 Removal...........................................................6
    Section 5 Resignations......................................................6
    Section 6 Vacancies.........................................................6
    Section 7 Chairman of the Board of Directors................................6

    Section 8 President.........................................................7
    Section 9 Vice President....................................................7
    Section 10 Treasurer........................................................7
    Section 11 Secretary........................................................7
    Section 12 Assistance Secretaries...........................................7
    Section 13 Salaries.........................................................8

ARTICLE V    INDEMNIFICATION

    Section 1 Third Party Actions...............................................8
    Section 2 Derivative Actions................................................8
    Section 3 Expenses..........................................................9
    Section 4 Authorization.....................................................9
    Section 5 Advance Payment of Expenses.......................................9
    Section 6 Non-Exclusiveness.................................................9
    Section 7 Insurance.........................................................9
    Section 8 Constituent Corporations.........................................10
    Section 9 Definitional Terms...............................................10

ARTICLE VI   SHARES AND THEIR TRANSFER.........................................10

    Section 1 Certificate for Stock............................................10
    Section 2 Stock Certificate Signature......................................10
    Section 3 Stock Ledger.....................................................11
    Section 4 Cancellation.....................................................11
    Section 5 Registrations of Transfers of Stock..............................11
    Section 6 Regulations......................................................11
    Section 7 Lost, Stolen, Destroyed or Mutilated Certificates................11
    Section 8 Record Dates.....................................................11

ARTICLE VII  MISCELLANEOUS PROVISIONS..........................................12

    Section 1 Corporate Seal...................................................12
    Section 2 Voting of Stocks Owned by the Corporation........................12
    Section 3 Dividends........................................................12

ARTICLE VIII AMENDMENTS........................................................12

                                     BYLAWS

                                       OF

                                 AMERIPATH, INC.

                            (a Delaware corporation)

                               ------------------

                                    ARTICLE I

                                     OFFICES

          The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Delaware as may be deemed proper for the conduct of the Corporation's business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          Section 1. PLACE OF MEETINGS. All meetings of stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices, or waivers of notice, thereof.

          Section 2. ANNUAL MEETING. The annual meeting of stockholders for the election of Directors and the transaction of other business shall be held on such date and at such place as may be designated by the Board of Directors. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and may transact such other proper business as may come before the meeting.

          Section 3. SPECIAL MEETINGS. A special meeting of the stockholders, or of any class thereof entitled to vote, for any purpose or purposes, may be called at any time by the Chairman of the Board of Directors, if any, or the President or by order of the Board of Directors and shall be called by the Secretary upon the written request of stockholders holding of record such number of the outstanding shares of stock of the Corporation representing at least 50% of the total number of votes entitled to be voted at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called.

          Section 4. NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given not less than ten days or more than 60 days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Notice shall not be required to be given to any stockholder who shall waive such notice in writing, whether prior to or after such meeting, or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of such meeting, to the transactions of any business because the meeting is not lawfully called or convened. Every notice of a special meeting of the stockholders, besides the time and place of the meeting, shall state briefly the objects or purposes thereof.

          Section 5. LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

          Section 6. QUORUM. At each meeting of the stockholders, the holders of record of such number of the issued and outstanding stock of the Corporation representing at least 50% of the total number of votes entitled to be voted at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.

          Section 7. VOTING. Unless otherwise provided in the Certificate of Incorporation of the Corporation, every stockholder of record who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock held by him on the record date; PROVIDED, that shares of its own stock belonging to the

Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority of the number of votes with respect to the shares of stock held by stockholders present in person or by proxy, except as otherwise required by law or the Certificate of Incorporation of the Corporation. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting or required by law, the vote thereat on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.

          Section 8. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder. No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period.

          Section 9. ACTION WITHOUT A MEETING. Any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                               BOARD OF DIRECTORS

          Section 1. POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

          Section 2. ELECTION AND TERM. Except as otherwise provided by law, Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until they sooner die, resign or are removed. At each annual meeting of stockholders, at which a quorum is present, the persons receiving a plurality of the votes cast shall be the Directors. Acceptance of the office of Director may be expressed orally or in writing, and attendance at the organization meeting shall constitute such acceptance.

          Section 3. NUMBER. The number of Directors shall be such number as shall be determined from time to time by the Board of Directors and initially shall be two.

          Section 4. QUORUM AND MANNER OF ACTING. Unless otherwise provided by law, the presence of 50% of the whole Board of Directors (or any committee thereof) shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of Directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the Directors present, except as otherwise required by law. The Board of Directors (or any committee thereof) may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.

          Section 5. ORGANIZATION MEETING. Immediately after each annual meeting of stockholders for the election of Directors the Board of Directors shall meet at the place of the annual meeting of stockholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors, subject to the execution of a waiver of the notice thereof signed by, or the attendance at such meeting of, all Directors who may not have received such notice.

          Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been once given to each member of the Board of Directors as hereinafter provided for special meetings, regular meetings maybe held without further notice being given.

          Section 7. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors (or any committee thereof) shall be held whenever called by the Chairman of the Board of Directors, if any, the President or by a majority of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least five days before the date on which the meeting is to be held, or shall be sent to him at such place by e-mail or facsimile, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof. Notice of any meeting of the Board of Directors need not be given to any Director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he shall be present at the meeting. Unless limited by law, the Certificate of Incorporation of the Corporation, these Bylaws or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon.

          Section 8. REMOVAL OF DIRECTORS. Any Director or the entire Board of Directors may be removed, with or without cause, at any time, by action of the holders of record of the issued and outstanding stock of the Corporation representing a majority of the number of votes of all issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 9 of Article II, and the vacancy or vacancies in the Board of Directors caused by any such removal may be filled by action of such a majority at such meeting or at any subsequent meeting or by consent.

          Section 9. RESIGNATIONS. Any Director of the Corporation may resign at any time by giving written notice to the Chairman of the Board of Directors, if any, the President, the Vice President or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 10. VACANCIES. Any newly created directorships and vacancies occurring in the Board of Directors by reason of death, resignation, retirement, disqualification or removal, with or without cause, may only be filled by the action of the holders of record of the majority of such issued and outstanding stock of the Corporation representing a majority of the number of votes of all issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 9 of Article II. The Director so chosen, whether selected to fill a vacancy or elected to a new directorship, shall hold office until the next meeting of stockholders at which the election of Directors is in the regular order of business, and until his successor has been elected and qualifies, or until he sooner dies, resigns or is removed.

          Section 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors (or any committee thereof) may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors (or any committee thereof), and such written consent is filed with the minutes or proceedings of the Board of Directors.

          Section 12. TELEPHONIC PARTICIPATION IN MEETINGS. Members of the Board of Directors (or any committee thereof) may participate in a meeting of the Board of Directors (or any committee thereof) by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

          Section 13. COMMITTEES. The Board of Directors may appoint such committees of the Board of Directors as it may deem appropriate, and such committees shall exercise the authority delegated to them. The membership of any such committee shall consist of such Directors as the Board of Directors may deem advisable from time to time to serve. The Board of Directors may fill in any vacancies on any committee as they occur. Each committee shall meet as often as its business may require.

                                   ARTICLE IV

                                    OFFICERS

          Section 1. PRINCIPAL OFFICERS. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may in addition elect a Chairman of the Board of Directors, one or more Vice Presidents and such other officers as it deems fit; the President, the Secretary, the Treasurer, the Chairman of the Board of Directors (if any) and the Vice Presidents (if any) being the principal officers of the Corporation. One person may hold, and perform the duties of, any two or more of said offices.

          Section 2. ELECTION AND TERM OF OFFICE. The principal officers of the Corporation shall be elected annually by the Board of Directors at the organization meeting thereof Each such officer shall hold office until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal.

          Section 3. OTHER OFFICERS. In addition, the Board of Directors may elect, or the Chairman of the Board of Directors, if any, or the President may appoint, such other officers as they deem fit. Any such other officers chosen by the Board of Directors shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board of Directors, the Chairman of the Board of Directors, if any, or the President may from time to time determine.

          Section 4. REMOVAL. Any officer may be removed, either with or without cause, at any lime, by resolution adopted by the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors called for that purpose, at which a quorum is present.

          Section 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Chairman of the Board of Directors, if any, the President, the Secretary or the Board of Directors. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 6. VACANCIES. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office for such term.

          Section 7. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if one be elected, shall preside if present at all meetings of the Board of Directors, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          Section 8. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer.

          Section 9. VICE PRESIDENT. Each Vice President, if such be elected, shall have such powers and shall perform such duties as shall be assigned to him by the President or the Board of Directors.

          Section 10. TREASURER. The Treasurer shall have charge and custody of, and he responsible for, all funds and securities of the Corporation. He shall exhibit at all reasonable times his books of account and records to any of the Directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he shall render a statement of the condition of the finances of the Corporation at any meeting of the Board of Directors or at the annual meeting of stockholders; he shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors, the President or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

          Section 11. SECRETARY. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he shall have charge of the stock records of the Corporation; he shall see that all reports, statements and other documents required by law are properly kept and filed; and in general he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

          Section 12. ASSISTANT SECRETARIES. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

          Section 13. SALARIES. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any other officers may he fixed by the President.

                                    ARTICLE V

                                 INDEMNIFICATION

          Section 1. THIRD PARTY ACTIONS. The Corporation shall indemnify any Director or officer of the Corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          Section 2. DERIVATIVE ACTIONS. The Corporation shall indemnify any Director or officer of the Corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 3. EXPENSES. To the extent that any present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          Section 4. AUTHORIZATION. Any indemnification under Sections 1 and 2 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 and 2 above. Such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (a) by a majority vote of the Directors who are not parties to such action, suit or proceeding ("disinterested Directors"), even though less than a quorum, or (b) by a committee of disinterested Directors designated by a majority vote of the disinterested Directors, even though less than a quorum, or (c) if there are no disinterested Directors, or if the disinterested Directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

          Section 5. ADVANCE PAYMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by a present or former executive officer or Director in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or Director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article V. Such expenses incurred by other officers, employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          Section 6. NON-EXCLUSIVENESS. The indemnification and advancement of expenses provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 7. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify the person against such liability under the provisions of this Article V.

          Section 8. CONSTITUENT CORPORATIONS. The Corporation shall have the power to indemnify and advance expenses to any person who is or was a director, officer, employee or agent of a constituent corporation absorbed in a consolidation or merger with this Corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the same manner as hereinabove provided for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director; officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

          Section 9. DEFINITIONAL TERMS. For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or includes services by such Director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V.

                                   ARTICLE VI

                            SHARES AND THEIR TRANSFER

          Section 1. CERTIFICATE FOR STOCK. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him. No certificate shall be issued for partly paid shares.

          Section 2. STOCK CERTIFICATE SIGNATURE. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman of the Board of Directors, if any, or the President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer of the Corporation, and its seal shall be affixed thereto. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

          Section 3. STOCK LEDGER. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

          Section 4. CANCELLATION. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except, subject to Section 7 of this Article VI, in cases provided for by applicable law.

          Section 5. REGISTRATIONS OF TRANSFERS OF STOCK. Registrations of transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as in Section 6 of this Article VI provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; PROVIDED, that whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

          Section 6. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation of the Corporation or these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

          Section 7. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. Before any certificates for stock of the Corporation shall be issued in exchange for certificates which shall become mutilated or shall be lost, stolen or destroyed, proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, and a sufficient indemnity bond in favor of the Corporation shall be provided by the applicable stockholder, in each case, if it so requires.

          Section 8. RECORD DATES. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as a record date for any such determination of stockholders. Such record date shall not be more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action. If a record date is not fixed by the Board of Directors as aforesaid, (i) the date for determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any purpose other than that specified in clause (i) shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

          Section 1. CORPORATE SEAL. The Board of Directors shall provide a corporate seal, which shall be in such form as the Board of Directors may decide. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

          Section 2. VOTING OF STOCKS OWNED BY THE CORPORATION. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may hold stock.

          Section 3. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

                                  ARTICLE VIII

                                   AMENDMENTS

          These Bylaws may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors or by the affirmative vote of the holders of record of the issued and outstanding stock of the Corporation representing a majority of the number of votes of all issued and outstanding shares of the Corporation (i) present in person or by proxy at a meeting of holders of such stock or (ii) by a consent in writing in the manner contemplated in Section 9 of Article II; PROVIDED, that notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting. Bylaws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article VIII above provided.